UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd., Houston, Texas 77042
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 283-9237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  8.01 Other Events.

On October 6, 2017, Phillips 66 Partners LP (the “Partnership”) consummated the transactions contemplated by the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) entered into on September 19, 2017, with Phillips 66 Partners GP LLC (the “General Partner”), Phillips 66 Company, and Phillips 66 Project Development Inc. (“P66 PDI”).  As reported by the Partnership in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 25, 2017, pursuant to the Contribution Agreement, the Partnership acquired an indirect 25 percent interest in each of Dakota Access, LLC and Energy Transfer Crude Oil Company, LLC, (collectively, “Dakota/ETCO”) and a direct 100 percent interest in Merey Sweeny, L.P. (“MSLP”) (collectively, the “Acquisition”). The total consideration for the Acquisition was approximately $1.65 billion, which included $372 million in cash; the assumption of certain liabilities under which P66 PDI was the obligor; the issuance of 4,713,113 common units representing limited partner interests in the Partnership to P66 PDI; and the issuance of 292,665 general partner units to the General Partner in order for the General Partner to maintain its 2 percent general partner interest in the Partnership.

The Acquisition was deemed to be between entities under common control which, under applicable accounting guidelines, requires the assets and liabilities to be transferred at historical cost, with prior periods retroactively adjusted to furnish comparative information. Because the Partnership has not yet filed post-combination results, we are providing supplemental financial statements and related notes to combine the results of operations and financial position of the acquired assets with the Partnership’s results of operations and financial position for the period from February 1, 2017, through September 30, 2017. For periods prior to February 1, 2017, both the Dakota/ETCO and MSLP investments were accounted for under the equity method of accounting by Phillips 66, and therefore are not subject to retrospective adjustment.

Accordingly, included herein as Exhibit 99.2 are the unaudited supplemental financial statements of the combined entities of the acquired assets and the Partnership as of September 30, 2017, and December 31, 2016, and for the nine months ended September 30, 2017 and 2016. Also included herein as Exhibit 99.1 is Management’s Discussion and Analysis of Financial Condition and Results of Operations, which relates to the supplemental financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.2	Unaudited Supplemental Financial Statements of Phillips 66 Partners LP
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66 PARTNERS LP

By: Phillips 66 Partners GP LLC, its general partner

/s/ Chukwuemeka A. Oyolu
Chukwuemeka A. Oyolu Vice President and Controller

Date: November 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.2	Unaudited Supplemental Financial Statements of Phillips 66 Partners LP
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document